Exhibit 99.1

Press Contact:

Courtney Brigham

Spansion Inc.

+1-408.306.8927

Investor Contact:

Ken Tinsley

Spansion Inc.

+1-408-616-7837

Spansion Inc. Receives Additional Delisting Notice from NASDAQ

SUNNYVALE, Calif., April 17, 2009 — Spansion Inc. (NASDAQ: SPSN), the world’s largest pure-play provider of Flash memory solutions, today announced that it has received an additional staff determination notice from the NASDAQ Stock Market stating that the company's failure to pay certain fees in accordance with NASDAQ Marketplace Rule 5210(d), is an additional basis for delisting the company's securities from the NASDAQ Global Select Market.

The company intends to appeal the delisting determination before the NASDAQ Listing Qualifications Panel. There can be no assurance that the hearing panel will grant the company's request for continued listing.

Forward-Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, the press release includes forward-looking statements as to the company's plans to file its Annual Report on Form 10-K. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. Forward-looking statements are made as of the date of this press release and, except as required by law, Spansion does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Spansion

Spansion (NASDAQ: SPSN) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion(R), the Spansion logo, MirrorBit(R), MirrorBit(R) Eclipse(TM), ORNAND(TM), ORNAND2(TM), HD-SIM(TM), EcoRAM(TM) and combinations thereof, are trademarks of Spansion LLC in the United States and other countries.

SOURCE Spansion Inc.